SHUTTERSTOCK, INC.
Empire State Building
350 Fifth Avenue, 21st Floor
New York, NY 10118

Jon Oringer
XXXXXXX
XXXXXXX

Re:     AMENDMENT TO SEVERANCE AND CHANGE IN CONTROL AGREEMENT

Dear Jon:

This Amendment (the “Amendment”) to the Severance and Change in Control Agreement, dated September 24, 2012 between you and Shutterstock, Inc., as successor to Shutterstock Images LLC, (the “Severance Agreement”) is entered into on February 11, 2020, by and between you (referred to hereinafter as the “Executive” or “you”) and Shutterstock, Inc., a Delaware corporation (the “Company”) and shall be effective as of April 1, 2020.

Capitalized terms utilized but not otherwise defined herein shall have the meanings set forth in the Severance Agreement.

In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and the Company hereby agree that the Severance Agreement shall be amended as hereafter provided:

1.	Section 6(g)(i) is amended and restated to read as follows:

A material reduction of Executive’s duties, authority or responsibilities, relative to Executive’s duties, authority or responsibilities in effect immediately prior to such reduction; provided, however, that not being named the Executive Chairman of the acquiring corporation following a Change in Control of the Company will not constitute Good Reason;

Except as amended hereby, the Severance Agreement shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

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IN WITNESS WHEREOF, the parties hereto, have caused this Amendment to Severance Agreement to be duly executed and delivered as of the date written above.

SHUTTERSTOCK, INC.

By: /s/ Heidi Garfield

Name:    Heidi Garfield

Title: General Counsel

EXECUTIVE

/s/ Jon Oringer
Jon Oringer